EXHIBIT 99.2

GROWGENERATION CORP

UNAUDITED PRO FORMA CONDENSED AND COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed and combined financial information and related notes present the historical condensed combined financial information of GrowGeneration Corp and Subsidiaries (hereinafter referred to as “GrowGeneration”, “we,” “our,” “us” and similar terms unless the context indicates otherwise) and East Coast Hydroponic Warehouse LLC. (hereinafter referred to as “ECH”), after giving effect to GrowGeneration’s acquisition of certain assets of ECH that was completed on January 23, 2018 (the “Acquisition Date”). The unaudited pro forma condensed combined financial information gives effect to our acquisition of ECH based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 reflects the acquisition of certain assets of ECH as if the acquisition had occurred on December 31, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 combines GrowGeneration’s and ECH’s historical results and are presented as if the acquisition had occurred on January 1, 2017.

The condensed combined financial statements include pro forma adjustments for preliminary valuations of certain tangible and intangible assets by GrowGeneration’s management as of the acquisition date of January 23, 2018. These adjustments are subject to further revision upon finalization of the transaction, the related intangible asset valuations and fair value determinations. The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period as we finalize the valuations of the net tangible and intangible assets acquired.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

GROWGENERATION CORP AND SUBSIDIARIES

UNAUDITED POR FORM CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2017

	Historical
	GrowGeneration Corp	East Cost Hydroponic Warehouse, Inc	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,215,265	$324,800	$(324,800 (1,201,500	)a )b	$13,765
Accounts receivable, net	653,568	74,000	(74,000	)a	653,568
Inventory	4,585,341	1,000,100	(64,100	)b	5,521,341
Prepaid expenses and other current assets	711,852	-	30,000	b	741,852
Total current assets	7,166,026	1,398,900	(1,634,400)		6,930,526

Property and equipment, net	1,259,483	159,900	(114,900	)a	1,304,483
Intangible assets, net	53,286	-	-		53,286
Note receivable related party	-	125,000	(125,000	)a	-
Goodwill	592,500	-	1,342,500	b	1,935,000
Other assets	183,113	-	-		183,113
TOTAL ASSETS	$9,254,408	$1,683,800	$(531,800)		$10,406,408

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,067,857	$191,300	$(191,300	)a	$1,067,857
Other accrued liabilities	70,029	4,500	(4,500	)a	70,029
Payroll and payroll tax liabilities	247,887	391,500	(391,500	)a	247,887
Customer deposits	92,350	-	-		92,350
Sales tax payable	73,220	24,300	(24,300	)a	73,220
Notes payable, related party	-	291,900	(291,900	)a	-
Current portion of long term debt	41,707	17,100	(17,100 200,000	)a b	241,707
Total current liabilities	1,593,050	920,600	(720,600)		1,793,050

Long term debt, net of current portion	82,537	51,300	(51,300 400,000	)a b	482,537
Total liabilities	1,675,587	971,900	(371,900)		2,275,587

Commitments and contingencies	-	-

Stockholders’ Equity:
Common stock	16,846	-	300	b	17,146
Additional paid-in capital	11,254,212	5,000	(5,000 551,700	)a b	11,805,912
Accumulated deficit	(3,692,237)	706,900	(706,900	)a	(3,692,237)
Total stockholders’ equity	7,578,821	711,900	(159,900)		8,130,821
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,254,408	$1,683,800	$(531,800)		$10,406,408

GROWGENERATION CORP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

	Historical
	GrowGeneration Corp	East Cost Hydroponic Warehouse, Inc	Pro Forma Adjustments		Pro Forma Combined

Sales	$14,363,886	$5,355,100	$-		$19,718,986
Cost of sales	11,094,331	3,808,900	-		14,903,231
Gross profit	3,269,555	1,546,200			4,815,755

Operating expenses:
Store operations	2,963,306	500,300	-		3,463,606
General and administrative	1,022,401	75,400	-		1,097,801
Share based compensation	1,077,932	-	-		1,077,932
Depreciation and amortization	151,561	52,500	(43,500	)f	160,561
Salaries and related expenses	904,868	917,900	(304,100	)e	1,518,668
Total operating expenses	6,120,068	1,546,100	(347,600)		7,318,568

Net loss from operations	(2,850,513)	100	347,600		(2,502,813)

Other income (expense):
Gain on settlements	322,058		-		322,058
Other income	1,633	200	-		1,833
Other expense	(421)				(421)
Interest expense	(15,339)	(12,700)	(26,400 12,700	)d c	(41,739)
Total non-operating income (expense), net	307,931	(12,500)	(13,700)		281,731

Net loss	$(2,542,582)	$(12,400)	$333,900		(2,221,082)

Net loss per shares, basic and diluted	$(.18)				$(.15)

Weighted average shares outstanding, basic and diluted	14,510,582	-	300,000		14,810,582

GROWGENERATION CORP
NOTES TO UNAUDITED PRO FORMA
CONDENSED AND COMBINED FINANCIAL STATEMENTS

1.      BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed and combined balance sheet as of December 31, 2017 combines GrowGeneration’s historical condensed consolidated balance sheet with the historical balance sheet of ECH and has been prepared as if our acquisition of certain assets of ECH occurred on December 31, 2017. The unaudited pro forma condensed and combined statements of operations for the year ended December 31, 2017 combine our historical condensed consolidated statements of operations with ECH’s historical statements of operations and have been prepared as if the acquisition occurred on January 1, 2017. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations and comprehensive income, expected to have a continuing impact on the combined results.

We have accounted for the asset acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on GrowGeneration management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired from ECH based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed and combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

2.      PRELIMINARY PURCHASE CONSIDERATION AND RELATED ALLOCATION

The assets subject to the sale under the Purchase Agreement included inventories, fixed assets, tangible personal property, intangible personal property and contracts. The Company agreed to pay the sellers a total of $1,800,000 and 300,000 shares of common stock of the Company as consideration for the assets.

Cash at closing	$1,201,500
Fair value of common stock issued	552,000
Seller financed notes	600,000
Total purchase consideration	$2,353,500

The following table summarizes the preliminary allocation of the assets acquired based on their fair values on the acquisition date.

Inventory	$936,000
Prepaid expenses	30,000
Property and equipment	45,000
Goodwill	1,342,500
Total	$2,353,500

Upon completion of the fair value assessment, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

3.      PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed and combined financial statements are as follows:

a)	Eliminate assets and liabilities not acquired in the asset purchase.

b)	Record cash issued at closing, fair value of common stock issued and seller financing notes payable to fair market value of assets acquired.

c)	Eliminate interest expense associated with ECH related party debt

d)	Record interest related to seller financing notes payable

e)	Elimination of sellers 401(K) and cash balance pension plan

f)	Adjust deprecation expense for fair market value of property and equipment acquired